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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of Earliest Event Reported) - July 2, 1997



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                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)

MARYLAND                                  1-11437                  52-1893632
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(State or other jurisdiction of   (Commission File Number)       (IRS Employer
         Incorporation)                                      Identification No.)

6801 ROCKLEDGE DRIVE, BETHESDA, MARYLAND                             20817
(Address of principal executive offices)                          (Zip Code)


                                 (301)897-6000
             (Registrant's telephone number, including area code)

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                                NOT APPLICABLE
            (Former name or address, if changed since last report)

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ITEM 5. OTHER EVENTS

           On July 3, 1997, Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), and Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), issued a joint press release announcing that they had entered into an Agreement and Plan of Merger dated as of July 2, 1997. On September 29, 1997 Lockheed Martin and Northrop Grumman amended the July 2 merger agreement in certain respects. A copy of the merger agreement, as so amended (the "Merger Agreement"), is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

           The Merger Agreement, which is among Northrop Grumman, Lockheed Martin and Hurricane Sub, Inc. ("Lockheed Martin Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Lockheed Martin, provides for the merger (the "Merger") of Lockheed Martin Merger Sub with and into Northrop Grumman, with Northrop Grumman surviving as a wholly-owned subsidiary of Lockheed Martin. Pursuant to the Merger Agreement, each share of common stock, par value $1.00 per share of Northrop Grumman ("Northrop Grumman Common Stock") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than shares held in Northrop Grumman's treasury) will be converted into the right to receive 1.1923 shares of Lockheed Martin common stock, par value $1.00 per share ("Lockheed Martin Common Stock"). No fractional shares will be issued and cash, without interest, will be paid in lieu thereof. As of the Effective Time, all shares of Northrop Grumman Common Stock issued and outstanding immediately prior to the Effective Time will no longer be outstanding and will be automatically canceled and retired and will cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Northrop Grumman Common Stock will cease to have any rights with respect thereto, except the right upon surrender of such certificate to (i) receive certificate(s) representing the number of whole shares of Lockheed Martin Common Stock into which such shares of Northrop Grumman Common Stock have been converted and (ii) any cash, without interest, to be paid in lieu of any fractional share of Lockheed Martin Common Stock.

           The Merger Agreement has been approved by the respective Boards of Directors of Lockheed Martin and Northrop Grumman. The consummation of the Merger is subject, among other things, to the approval by the stockholders of Lockheed Martin of the issuance of the additional Lockheed Martin Common Stock to be issued, to the approval of the Merger by the stockholders of Northrop Grumman, and to certain regulatory approvals, and is expected to be completed in the first quarter of 1998. The Merger will be accounted for using the purchase method of accounting.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.                Description
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99.1                       --  Agreement and Plan of Merger, dated as of July 2,
                               1997, by and among Lockheed Martin Corporation, Hurricane Sub, Inc. and Northrop Grumman Corporation, as amended as of September 29, 1997. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules thereto have been omitted but will be furnished supplementally to the Commission upon request.)

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LOCKHEED MARTIN CORPORATION


                                       /s/ Stephen M. Piper
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                                       Stephen M. Piper
                                       Associate General Counsel
                                       and Assistant Secretary

November 21, 1997





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